Exhibit 99.1
FOR IMMEDIATE RELEASE
BigBand Announces Solid First Quarter 2009 Results
Successful launch of video over IP product results in first international 10% customer
REDWOOD CITY, Calif., May 5, 2009—BigBand Networks, Inc., (NASDAQ: BBND) today reported financial results for the first quarter ended March 31, 2009.
For the first quarter of 2009, total revenues were $43.9 million, an increase of 10% over $39.9 million reported in the first quarter of 2008. GAAP net income for the first quarter of 2009 was $2.3 million, or $0.03 per diluted share. These results compare to a GAAP net loss of $1.9 million, or $(0.03) per share, reported in the first quarter of 2008.
On a non-GAAP basis, the Company reported net income of $6.1 million, or $0.09 per diluted share, in the first quarter of 2009, which compares to non-GAAP net income of $1.4 million, or $0.02 per diluted share, reported in the first quarter of 2008. First quarter 2009 non-GAAP results exclude, among other things, $3.0 million in stock-based compensation expense and $1.4 million in restructuring charges, offset in part by $0.5 million in additional taxes on higher non-GAAP income. First quarter 2008 non-GAAP results reflect adjustments for stock-based compensation, restructuring charges, amortization of intangibles, the benefit from the sale of previously reserved CMTS platform inventory, and related tax expenses.
The Company ended the first quarter of 2009 with $167.5 million in cash, cash equivalents and marketable securities and no debt on its balance sheet.
“Our solid execution in the first quarter was the result of our diversified product offerings within our Digital Video Networking portfolio,” commented Amir Bassan-Eskenazi, President and CEO of BigBand Networks. “During the quarter we recognized significant international revenues, including our first international 10% customer- LG Powercom, which deployed our new video over IP solution. We believe we substantially advanced our position during the quarter and remain the market share leader in DVN.”
“While we are cautious about the near-term outlook as it relates to service provider spending, we are optimistic about the long-term prospects for our business and the value that we bring to customers,” concluded Bassan-Eskenazi.

Second Quarter 2009 Business Outlook
For the second quarter of 2009 management provides the following outlook:
•	Net revenues are expected to be in the range of $40 million to $42 million

•	GAAP gross margins are expected to be in the range of 56% to 58%

•	Non-GAAP gross margins are expected to be in the range of 57% to 59%

•	GAAP operating expenses are expected to be in the range of $24.0 million to 25.0 million

•	Non-GAAP operating expenses are expected to be in the range of $21.0 to $22.0 million

•	GAAP net (loss) income per share is expected to range from a loss of ($0.02) to breakeven

•	Non-GAAP net earnings per share are expected to be in the range of $0.02 to $0.04
The following table shows our non-GAAP anticipated results for the quarter ending June 30, 2009 reconciled to our GAAP anticipated results. Our non-GAAP anticipated results exclude stock-based compensation, net of taxes.

	Estimated per Share
	Low	High
GAAP net (loss)income	$(0.02)	$0.00
Stock-based compensation, net of taxes	0.04	0.04

Non-GAAP net income	$0.02	$0.04

Non-GAAP Financial Measures
BigBand reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP), but we believe that evaluating our ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of our investors have requested that we disclose non-GAAP information because it is useful in understanding our performance as it excludes non-cash and other one-time charges or benefits that many investors feel may obscure our true operating results. Likewise, management uses non-GAAP measures to manage and assess the profitability of our business going forward and does not consider stock-based compensation expense and amortization of intangible assets, which are non-cash charges. Additionally, management does not consider restructuring charges, any benefit from the sale of the CMTS product inventory that was previously reserved for in prior periods and related taxes in managing our operations. Specifically, management does not consider these expenses/benefits when developing and monitoring our budgets and spending. The economic substance behind our decision to exclude stock-based compensation and amortization of intangible assets relates to these charges being non-cash in nature. We exclude restructuring charges as they are one-time events. As a result, we use calculations of non-GAAP operating income, net income, net income per share and gross margin, which exclude these expenses, when evaluating our ongoing operations and allocating resources within the organization.

As a result, our management believes it is useful, for itself and investors, to review both GAAP information that includes such charges and non-GAAP financial measures that exclude these charges because management believes such information enables such parties to have a better understanding of the overall performance of our ongoing business operations in the periods presented.
Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
Conference Call Details for May 5, 2009
BigBand Networks will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time today. To access the conference call, dial +800-867-0938 for the U.S. or Canada and +303-262-2211 for international callers. The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.bigbandnet.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Time on Tuesday May 5, 2009 until 11:59 p.m. Pacific Time on May 12, 2009, by dialing +800-405-2236 (+303-590-3000 for callers outside the U.S. and Canada) and entering pass code 11130362#.
Cautionary Statement
The statements in this release regarding our long-term prospects, being cautious in the near term and our GAAP and non-GAAP business outlook, as applicable, with respect to the quarter ending June 30, 2009 (including revenues, gross margins, operating expenses, earnings per share) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: unexpected fluctuations in our business due to disruption in the global economy, global credit issues, changes in demand for video services, the market acceptance of our products; the financial strengths of our current and potential customers; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; the timing of recognition of a significant portion of our net revenues given the complex systems integration involved; our ability to manage operating expenses effectively; the level of orders that are received and can be shipped in a given quarter; and the general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to BigBand’s Report on Form 10-K for fiscal year 2008. You can obtain copies of the report on the SEC’s Web site (www.sec.gov).
Stockholders of BigBand Networks are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. BigBand Networks does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 5, 2009 press release, or to reflect the occurrence of unanticipated events.
About BigBand Networks
BigBand Networks, Inc. (NASDAQ: BBND) provides broadband service providers with innovative network solutions designed to make it easier to move, manage and monetize video. These solutions are based on BigBand’s video-networking platforms that are built to enable efficient and reliable delivery across a wide range of services, including digital TV, high definition TV, advanced advertising, video-on-demand and interactive TV. BigBand Networks’ customers include more than 200 service providers — including seven of the ten largest service providers in the U.S. — and leading cable and telco service providers in North America, Asia, Europe and Latin America. BigBand Networks is based in Redwood City, Calif., with offices worldwide. For additional information about the company, please call +1.650.995.5000, email info@bigbandnet.com or visit www.bigbandnet.com.
BigBand Networks’ brand and product names are service marks, trademarks or registered trademarks of BigBand Networks, Inc. in the United States and other countries. All other marks are the property of their respective owners.
Investor Relations:
Erica Abrams
+1.415.217.5864
erica@blueshirtgroup.com
Matthew Hunt
+1.415.489.2194
matt@blueshirtgroup.com

BigBand Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	As of March 31,	As of December 31,
	2009	2008
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$30,114	$50,981
Marketable securities	137,356	123,654

Total cash, cash equivalents and marketable securities	167,470	174,635
Trade receivables, net	28,404	26,361
Inventories, net	7,113	6,123
Prepaid expenses and other current assets	3,274	3,716

Total current assets	206,261	210,835

Property and equipment, net	13,990	15,358
Goodwill	1,656	1,656
Other non-current assets	5,866	6,273

Total assets	$227,773	$234,122

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,256	$8,350
Accrued compensation and related benefits	7,054	11,433
Current portion of deferred revenues, net	36,080	39,433
Current portion of other liabilities	9,402	9,221

Total current liabilities	57,792	68,437

Deferred revenues, net, less current portion	19,577	21,129
Other liabilities, less current portion	2,497	2,392
Accrued long-term Israeli severance pay	3,435	3,745

Stockholders’ equity:
Common stock	65	65
Additional paid-in capital	269,586	265,176
Accumulated other comprehensive (loss) income	(581)	58
Accumulated deficit	(124,598)	(126,880)

Total stockholders’ equity	144,472	138,419

Total liabilities and stockholders’ equity	$227,773	$234,122

BigBand Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended March 31,
	2009	2008

Net revenues:
Products	$33,927	$31,963
Services	9,961	7,943

Total net revenues	43,888	39,906

Cost of net revenues:
Products	15,064	12,325
Services	3,171	3,214

Total cost of net revenues	18,235	15,539

Gross profit	25,653	24,367

Operating expenses:
Research and development	11,483	14,403
Sales and marketing	6,449	7,864
General and administrative	4,535	4,828
Restructuring charges	1,356	335
Amortization of intangible assets	—	143

Total operating expenses	23,823	27,573

Operating income (loss)	1,830	(3,206)
Interest income	903	1,669
Other (expense) income, net	(223)	82

Income (loss) before provision for income taxes	2,510	(1,455)
Provision for income taxes	228	465

Net income (loss)	$2,282	$(1,920)

Basic net income (loss) per common share	$0.04	$(0.03)

Diluted net income (loss) per common share	$0.03	$(0.03)

Shares used in GAAP basic net income (loss) per common share	64,862	62,397

Shares used in GAAP diluted net income (loss) per common share	68,265	62,397

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Three Months Ended March 31, 2009
		Stock-based	Realignment	Non-GAAP
	GAAP Results	Compensation	Expenses	Results

Net revenues:
Products	$33,927	$—	$—	$33,927
Services	9,961	—	—	9,961

Total net revenues	43,888	—	—	43,888

Cost of net revenues:
Products	15,064	(249)	30	14,845
Services	3,171	(190)	—	2,981

Total cost of net revenues	18,235	(439)	30	17,826

Gross profit	25,653	439	(30)	26,062

Operating expenses:
Research and development	11,483	(1,029)	—	10,454
Sales and marketing	6,449	(484)	—	5,965
General and administrative	4,535	(1,062)	—	3,473
Restructuring charges	1,356	—	(1,356)	—

Total operating expenses	23,823	(2,575)	(1,356)	19,892

Operating income	1,830	3,014	1,326	6,170
Interest income	903	—	—	903
Other expense	(223)	—	—	(223)

Income before provision for income taxes	2,510	3,014	1,326	6,850
Provision for income taxes	228	505	—	733

Net income	$2,282	$2,509	$1,326	$6,117

Basic net income per common share	$0.04			$0.09

Diluted net income per common share	$0.03			$0.09

Shares used in basic net income per common share	64,862			64,862

Shares used in diluted net income per common share	68,265			68,265

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended March 31,
	2009	2008

GAAP and Non-GAAP net revenues as reported	$43,888	$39,906

GAAP cost of net revenues as reported	$18,235	$15,539
Inventory recovery relating to CMTS platform	30	468
Stock-based compensation expense	(439)	(454)

Non-GAAP cost of net revenues	$17,826	$15,553

GAAP gross profit as reported	$25,653	$24,367
Inventory recovery relating to CMTS platform	(30)	(468)
Stock-based compensation expense	439	454

Non-GAAP gross profit	$26,062	$24,353

As a percentage of net revenues:
GAAP gross profit as reported	58.5%	61.1%

Non-GAAP gross profit	59.4%	61.0%

GAAP operating income (loss) as reported	$1,830	$(3,206)
Inventory recovery relating to CMTS platform	(30)	(468)
Stock-based compensation expense:
- Cost of net revenues	439	454
- Research and development	1,029	1,259
- Sales and marketing	484	719
- General and administrative	1,062	794
Restructuring charges	1,356	335
Amortization of intangible assets	—	143

Non-GAAP Operating income	$6,170	$30

GAAP net income (loss) as reported	$2,282	$(1,920)
Inventory recovery relating to CMTS platform	(30)	(468)
Stock-based compensation expense	3,014	3,226
Restructuring charges	1,356	335
Amortization of intangible assets	—	143
Tax effect of adjustments	(505)	95

Non-GAAP net income	$6,117	$1,411

Basic Non-GAAP net income per common share	$0.09	$0.02

Diluted Non-GAAP net income per common share	$0.09	$0.02

Shares used in Basic Non-GAAP net income per common share	64,862	62,397

Shares used in Diluted Non-GAAP net income per common share	68,265	66,960